UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2013

Cooper Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Delaware	001-04329	34-4297750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 423-1321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on June 12, 2013, Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with wholly owned subsidiaries of Apollo Tyres Ltd.

On July 19, 2013, the Company and Max-Trac Tire Co., an Ohio corporation (“Max-Trac”), entered into a Limited Waiver (the “Waiver”) to the Amended and Restated Loan and Security Agreement, dated as of July 27, 2011 (as amended, the “Loan and Security Agreement”), among the Company, Max-Trac, the financial institutions from time to time party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent. The Loan and Security Agreement contains a restrictive covenant that prohibits the Company and its subsidiaries from entering into agreements restricting their ability to grant liens on certain of their property and assets or restricting the Company’s subsidiaries ability to repay certain inter-company indebtedness or make dividends or distributions to the Company. The Merger Agreement contains certain provisions which, but for the Waiver, would not be permitted under this restrictive covenant. The Waiver enables the Company to allow such provisions to be in effect under the Merger Agreement.

The Lenders have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing, foreign exchange and other advisory services to, or engage in transactions with, the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company or its subsidiaries or affiliates for such services.

The summary of the Waiver described above is qualified in its entirety by reference to the Waiver attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Limited Waiver, effective as of July 19, 2013, to the Amended and Restated Loan and Security Agreement, dated as of July 27, 2011, among the Company, Max-Trac, the financial institutions from time to time party thereto and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Jack Jay McCracken
Name:	Jack Jay McCracken
Title:	Assistant Secretary

Dated: July 24, 2013

EXHIBIT INDEX

10.1	Limited Waiver, effective as of July 19, 2013, to the Amended and Restated Loan and Security Agreement, dated as of July 27, 2011, among the Company, Max-Trac, the financial institutions from time to time party thereto and Bank of America, N.A., as Administrative Agent.